SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2004

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices) (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

Item 7.   Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description
99.1	Press release dated January 6, 2004

Item 9.   Regulation FD Disclosure

On January 6, 2004, EarthLink, Inc. (the “Company”) issued a press release announcing a comprehensive plan to restructure its contact center operations. Under the plan, the Company will close its contact center operations in Harrisburg, PA, Roseville, CA, San Jose, CA, and Pasadena, CA and reduce its contact center operations in Atlanta by the end of the first quarter of 2004.  Approximately 1,300 employees will be directly impacted. The Company expects to record facility exit costs of approximately $36.0 million in the first quarter associated with this restructuring.  These costs include approximately $13.0 million for certain employee-related costs, $14.0 million for lease termination costs and $9.0 million for non-cash asset write-offs.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

By:	/s/ Lee Adrean
Name: Lee Adrean
Title: Chief Financial Officer

Date: January 8, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press release dated January 6, 2004